UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2013

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2013, we entered into a separation agreement with our wholly-owned subsidiary, Ruthigen, Inc., that contains key provisions relating to our ongoing relationship with Ruthigen, and more specifically governs our relationship with Ruthigen following the completion of Ruthigen’s intended initial public offering. We previously announced our entry into a license and supply agreement and a shared services agreement with Ruthigen. Each of these agreements has been entered into in the overall context of Ruthigen’s separation from our Company. The effective date for all three agreements is the closing date of Ruthigen’s intended initial public offering, if any should occur.

Effectiveness and Term - Because we will continue to own, at least initially, the majority of Ruthigen’s outstanding common stock following Ruthigen’s intended initial public offering, the separation agreement contains certain limitations on our ability to control various aspects of Ruthigen’s business and operations in order for Ruthigen to operate as independently as possible from us to unlock the value proposition of RUT58-60, which Ruthigen expects to result in financial gain to us and Ruthigen, if Ruthigen is successful. The separation agreement takes effect upon the closing of Ruthigen’s intended initial public offering and terminates 8.5 years following the closing of Ruthigen’s intended initial public offering, unless the parties mutually agree to terminate it earlier, and, as a general matter, most of the material restrictions and obligations contained in the separation agreement lapse when we and our subsidiaries (other than Ruthigen) own less than 19.9%, or the ownership threshold for purposes of the agreement, of the outstanding shares of Ruthigen’s common stock.

Expense Allocation and Reimbursement - The separation agreement sets forth the methodology for the allocation of the operational and offering related expenses incurred prior to and in connection with Ruthigen’s intended initial public offering for which Ruthigen is required to reimburse us. Ruthigen will also reimburse us for expenses such as salaries and benefits advanced or paid on Ruthigen’s behalf, or for Ruthigen’s benefit, during a transition period following the closing of Ruthigen’s intended initial public offering.

Marketing and Transfer Restrictions - In order for the parties to control the flow of the Ruthigen shares held by us into the market to attempt to minimize price volatility and instability in the trading market for Ruthigen’s shares, the separation agreement contains a series of restrictions on our ability to transfer the Ruthigen shares we own. As a general matter, transfers of the Ruthigen shares we own are primarily expected to be conducted through private marketing efforts in private placement transactions, except in the cases prescribed in the separation agreement. For example, we are restricted from engaging in marketing efforts related to the transfer of the Ruthigen shares we own and we are required to refer indications of interest from third parties regarding the transfer of the Ruthigen shares we own to Ruthigen, in each case, except during certain prescribed periods set forth in the separation agreement. With respect to transfer restrictions, we are restricted from transferring any of the Ruthigen shares we own during the one-year lock up period immediately following Ruthigen’s intended initial public offering. Following the one-year lock up period, transfers by us of the Ruthigen shares we own must be conducted with the consent of Ruthigen’s board of directors or within the prescribed requirements for such transfers set forth in the separation agreement. These prescribed requirements include that the transfers must be in private placement transactions, that the purchase price discount may not exceed 15% or 20% of the prevailing market price depending on the type of transferee, the amount of shares transferred in a given transfer (or series of transfers comprising a single transaction) may not exceed the greater of 5% of Ruthigen’s outstanding shares or $1,500,000 in net proceeds to us, as well as certain other requirements set forth in the separation agreement. Ruthigen has also agreed to assist us in consummating transfers of the Ruthigen shares we own, because Ruthigen expects to be well-informed as to where the investor demand for Ruthigen’s shares resides and Ruthigen believes its involvement may be beneficial to us and the trading market for Ruthigen’s shares. In addition to the prescribed manner for us to conduct transfers described above, if, following a minimum of 41.5 months following the closing of Ruthigen’s intended initial public offering, we have not consummated transfers of the Ruthigen shares we own resulting in at least $3.8 million in net proceeds to us, then we have a one-time transfer and registration right to transfer the Ruthigen shares we own in an amount equal to the difference between $3.8 million and the net proceeds received by us resulting from transfers of the Ruthigen shares we own as of the time we elect to exercise our one-time right. Transfers conducted using this one-time right must be conducted with the consent of Ruthigen’s board of directors or within the prescribed requirements for such transfers set forth in the separation agreement, including, for example, that the purchase price discount may not exceed 30% of the prevailing market price, the amount of shares transferred may not exceed $3,800,000 in net proceeds to us, as well as certain other requirements set forth in the separation agreement. The separation agreement also provides for certain cooling off periods between marketing attempts and/or successful transfers, the length of which are dependent upon whether and how many Ruthigen shares we transfer.

Distribution - Ruthigen believes that a distribution of Ruthigen shares by us to our shareholders would be advantageous to the market for Ruthigen’s shares by increasing liquidity, would accelerate Ruthigen’s ability to become independent from us by decreasing our ownership of Ruthigen’s common stock and would be beneficial for our stockholders who would have a direct opportunity to participate in the Ruthigen value proposition. We have advised Ruthigen that, following the completion of Ruthigen’s intended initial public offering and subject to the expiration of any applicable lock-up periods or other agreements we have or may have with Ruthigen, we do not have any near term plans to distribute the Ruthigen shares held by us to our stockholders. The decision to conduct any such distribution is at the sole discretion of our board of directors. There is no assurance that such a distribution will ever occur. However, pursuant to the separation agreement, we have agreed, from time to time, to retain investment bankers and tax advisors to re-evaluate the advisability of conducting a plan of distribution of the Ruthigen shares we own and Ruthigen has agreed to register any shares that we may distribute in the future. Presently, it is expected that any potential distribution will be taxable to our Company and our stockholders.

Registration Rights – The separation agreement provides us with certain “piggy back” registration rights if Ruthigen proposes to publicly register any of its common stock following the completion of Ruthigen’s intended initial public offering, subject to certain conditions and limitations, including cut back rights in the discretion of Ruthigen’s board of directors. In addition, following transfers by us of the Ruthigen shares, we have certain demand registration rights requiring Ruthigen to register all of the Ruthigen shares we have transferred. In addition, as described under “Marketing and Transfer Restrictions” above, if, following a minimum of 41.5 months following the closing of Ruthigen’s intended initial public offering have lapsed under the separation agreement and we have not consummated transfers of the Ruthigen shares we own resulting in at least $3.8 million in net proceeds to us, then we have a one-time transfer and registration right that requires Ruthigen, subject to certain conditions and limitations, to register the difference between $3.8 million and the Ruthigen shares transferred by us pursuant to the separation agreement as of the time we elect to exercise our one-time right.

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Standstill – We have agreed that, subject to the ownership threshold, we shall not, and shall not act in concert with any person to, make or participate in a solicitation of proxies or powers of attorney or similar rights to vote any of the Ruthigen shares we own or to deposit the Ruthigen shares we own in a voting trust.

Restrictions Relating to Debt – We have agreed that, subject to the ownership threshold, we shall disclose in writing the existence of the transfer and other restrictions involving the Ruthigen shares we own, which are set forth in the separation agreement, to potential lenders in the context of our potential negotiations to incur debt in the future, where such debt would be collateralized by the Ruthigen shares we own.

WTI Loans –Ruthigen’s primary assets serve as collateral under certain loan and security agreements, or the WTI loan agreements, between us and Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc. The separation agreement provides that if we default under the WTI loan agreements and Ruthigen is required to make payments or transfer its assets to Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc. on our behalf, then Ruthigen is not required to make payments that it may owe to us until such time as we reimburse Ruthigen or Ruthigen is otherwise made whole after having met our obligations under the WTI loan agreements.

Voting – We have agreed that, subject to the ownership threshold, we shall vote or consent all of the Ruthigen shares we own in the same manner as the majority of the minority holders of Ruthigen’s common stock (non-Oculus holders).

Equity Plan, Oculus Equity and Corporate Governance – We and Ruthigen have agreed on the principal terms of Ruthigen’s equity incentive plan, including the formula for the number of shares reserved under the plan, the vesting schedule of awards under the plan, timing, size and award type of the initial grants to be made following the closing of Ruthigen’s intended initial public offering, and the formula for the evergreen refresh provision and other share caps on certain types of awards and future equity plans. The separation agreement clarifies that options for common stock of our Company held by employees and directors of Ruthigen shall continue to vest as long as the individuals continue in service to Ruthigen. In addition, the separation agreement provides that Ruthigen’s restated articles of incorporation and bylaws for purposes of operating as a public company will contain provisions for a staggered board of directors and plurality voting for the election of directors.

Indemnification - The separation agreement provides that each party will indemnify, defend and hold harmless the other party and its affiliates for third party claims asserted against the other party, and that we will indemnify, defend and hold harmless Ruthigen and its affiliates from and against any and all direct losses relating to the WTI loan agreements.

Directors’ and Officers’ Insurance – The separation agreement provides that, so long as we shall maintain a directors’ and officers’ insurance program covering the past and present officers and directors of our Company, the program shall be standard in our industry and if there is a change to the program, then we shall provide prior notice.  In addition, we have agreed not to exclude any former Oculus director from any insurance policy coverage if such coverage is made available to our Company’s then existing directors and officers.

Miscellaneous – The separation agreement also contains customary provisions regarding confidentiality, access to information, books and records, dispute resolution and the release of claims that pre-date the effective date of the separation agreement.

The foregoing description of the terms of the separation agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the separation agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2013, we issued a press release announcing financial results for our fiscal quarter ended June 30, 2013. The full text of the press release is furnished as Exhibit 99.1. The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, our planned spin-off, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. These risks include, but are not limited to, the uncertainties associated with effecting a spin-off of a separate public company, and the discretion of our Board of Directors to delay or cancel the spin-off prior to execution. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

10.1	Separation Agreement by and between Oculus Innovative Sciences, Inc. and Ruthigen, Inc., dated August 2, 2013.

99.1	Press Release issued by Oculus Innovative Sciences, Inc., dated August 8, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.

(Registrant)

Date: August 8, 2013

/s/ Robert Miller

Name: Robert Miller

Title: Chief Financial Officer

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